Exhibit 10.3

Promissory Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER THE SECURITIES LAWS OF ANY STATES. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

PROMISSORY NOTE

OF

WILSON BROTHERS USA, INC.

$	, 2005

For value received, Wilson Brothers USA, Inc., an Illinois corporation (the “Company”), with principal offices at 1072 East U.S. Highway 175 Kaufman, Texas 75142, hereby promises to pay to                              the sum of              Dollars ($            ) (the “Principal”) plus simple interest accrued on unpaid Principal at a rate equal to one percent (1%) per month from the date of this Note until the Principal hereof and all interest accrued thereon is paid. The Principal of this Note and the interest accrued thereon, shall be due and payable in full upon demand by the Holder made on or after the date nine (9) months from the date of this Note at the principal offices of the Company in lawful money of the United States.

1. Definitions. The following definitions shall apply for all purposes of this Note:

1.1 “Agreement” means as defined in Section 15.

1.2 “Company” means the “Company” as defined above and includes any entity which shall succeed to or assume the obligations of the Company under this Note.

1.3 “Holder” means any person who shall at the time be the registered holder of this Note.

1.4 “Note” means this Promissory Note.

1.5 “Principal” means as defined in the first paragraph above.

2. No Rights or Liabilities as Stockholder. This Note does not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

3. Subordination. The indebtedness represented by this Note is hereby expressly subordinated in right of payment to the prior payment in full of all of the Company’s secured indebtedness, whether now existing or hereafter created, to banks, lease financing institutions or other lending institutions regularly engaged in the business of lending money.

4. Back-End Fees. In the event the Company prepays (in whole or in part) this Note prior to the date six (6) months from the date of this Note, the Company shall pay the Holder a back-end fee equal to the product of the Principal repaid at such time and fourteen percent (14%). In the event the Company prepays or otherwise repays this Note (in whole or in part) after such time, the Company shall pay the Holder a back-end fee equal to the product of the Principal repaid at such time and twenty-one percent (21%).

5. Prepayment. The Company may, without premium or penalty, upon at least ten (10) days’ advance written notice to the Holder, prepay in whole or in part the unpaid Principal of this Note, plus any unpaid interest accrued thereon and the applicable back-end fee payable pursuant to Section 4 hereof. The Company’s notice shall specify the date fixed for such prepayment and the amount of the Principal fixed for prepayment, together with interest accrued thereon to such date and the applicable back-end fee payable pursuant to Section 4 hereof. Upon the giving of notice of any prepayment, the Company will prepay on the date therein fixed for prepayment the amounts so set forth. Upon any partial prepayment of this Note, this Note shall, at the option of Holder, be either (i) surrendered to the Company in exchange for a new Note in a principal amount equal to the Principal remaining unpaid on the Note surrendered, and otherwise having the same terms and provisions as the Note surrendered (and for purposes of the foregoing provisions of this Section to be deemed to be the same Note and not a novation of the indebtedness represented thereby), or (ii) made available to the Company at the principal office of Holder for notation thereon of the portion of the Principal so prepaid, except that, so long as the Holder shall hold this Note, the Company agrees that the Holder may make notation of any portion of the Principal so prepaid on this Note or on its records.

6. Default.

6.1 This Note shall be in default upon the happening of any of the following “events of default”: (i) any payment is not made as and when due according to the terms of this Note; (ii) default in the performance of any material obligation, covenant or condition contained in this Note; (iii) default by the Company under any other note owed to Holder; (iv) any warranty or representation made to Holder by the Company in the Agreement to induce Holder to make this loan is false or misleading in any material respect; (v) the dissolution, liquidation, or termination of existence of the Company; or (vi) any voluntary or involuntary bankruptcy, reorganization, insolvency proceeding, receivership, or other similar proceeding is commenced by or against the Company as debtor under any federal or state law, or the Company becomes insolvent, makes any assignment for the benefit of creditors, or conveys substantially all of its assets.

6.2 Upon the occurrence of an event of default (except an event of default under clause (v) or (vi) in Section 6.1 above, for which there shall be no cure period) the Company shall have thirty (30) days following Holder’s giving of written notice of default within which to cure the default before Holder may require the immediate payment of this Note in full.

6.3 If an event of default occurs and the default is not cured during the thirty (30) day cure period following the giving of written notice of default (or if there is no cure period applicable to the default), then this Note shall, at Holder’s option, become due and payable in full without demand or notice of any kind. If an event of default occurs or this Note is accelerated, interest shall continue to accrue on the unpaid balance.

7. Waivers. The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.

8. Attorneys’ Fees. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys’ fees.

9. Transfer. Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, which the Company may withhold in its sole discretion. The rights and obligations of the Company and the Holder under this Note and the Agreement (as hereinafter defined) shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

10. Governing Law. This Note shall be governed by and construed under the internal laws of the State of North Carolina, without reference to principles of conflict of laws or choice of laws.

11. Headings. The headings and captions used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

12. Notices. Unless otherwise provided, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the Holder at the last address furnished to the Company by the Holder in writing or, in the case of the Company, at the principal offices of the Company, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to all other parties.

13. Amendments and Waivers. Any term of this Note may be amended, and the observance of any term of this Note may be waived (either generally or in a particular instance) only with the written consent of the Company and the Holder of the Note. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of the Note at the time outstanding and the Company.

14. Severability. If one or more provisions of this Note, or the application of such provision to any person or circumstance, are held to be invalid or unenforceable under applicable law, such provision(s) or the application of such provisions to any person or encumbrance shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

15. Note Subscription Agreement. This Note incorporates by reference all the terms of the Promissory Note Subscription Agreement dated                 , 2005 by and between the Company and the initial Holder hereof (the “Agreement”).

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[SIGNATURE PAGE TO PROMISSORY NOTE]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first above written.

THE COMPANY:

WILSON BROTHERS USA, INC. An Illinois corporation

By:
Name:
Title:

AGREED AND ACKNOWLEDGED:

THE HOLDER:

By:
Name:
Title: